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EXHIBIT 10.53

PUT OPTION AGREEMENT
WITH RESPECT TO
THE HANOVER, PENNSYLVANIA DISTRIBUTION FACILITY

        Put Option Agreement (this "Agreement") dated as of May 12, 2003, by and among Stephen I. Kahn, Geraldine Karetsky, Evan Guillemin, Christopher C. Edgar (collectively, the "Investors") and dELiA*s Corp. (the "Company").

        WHEREAS, concurrently with the execution of this Agreement, the Company and each Investor have entered a Securities Purchase Agreement pursuant to which the Company will sell each Investor a certain number of shares of the Company's Class A Common Stock $.01 par value per share ("Common Stock");

        WHEREAS, the Company owns certain property located in Hanover, Pennsylvania that it utilizes as a distribution facility (the "Hanover Facility");

        WHEREAS, the Hanover Facility is subject to that certain mortgage held by M&T First Bank, as successor in interest to Allfirst Bank, maturing on August 6, 2003 (the "Mortgage");

        WHEREAS, the Investors desire to grant the Company, and the Company desires to accept the option to sell, at an aggregate price of $3 million (the "Option Price"), the Hanover Facility to the Investors on the terms and conditions set forth below (the "Put Option"); and

        WHEREAS, in consideration for the Investors' grant of the Put Option, the Company desires to issue to each Investor, and each Investor desires to accept, a warrant redeemable for shares of Common Stock (each a "Warrant").

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto intending to be legally bound agree as follows:

        SECTION 1.    OPTION TO SELL THE HANOVER FACILITY

        Section 1.1    Grant of Put Option; Consideration.

          (a)   Upon the terms and subject to the conditions contained herein, the Investors grant the Company, and the Company hereby accepts the Put Option.

          (b)   In full consideration for the Investors' grant of the Put Option, the Company shall, upon execution of this Agreement, deliver to each Investor a Warrant, substantially in the form set forth as Exhibit A hereto, redeemable for the number of shares of the Company's Class A Common Stock, $.01 par value per share, as set forth next to such Investor's name on Exhibit B hereto.

        Section 1.2    Exercise of Put Option; Expiration.

          (a)   The Company may exercise the Put Option if, and only if, on August 6, 2003, the outstanding principal due and owing on the Mortgage is not less than $2.9 million (and the maturity of the Mortgage has not been otherwise extended), and the Company's Audit Committee has instructed it to exercise the Put Option. If both conditions are satisfied, the Company may, at any time (and one time only) on or after August 6, 2003 and before August 31, 2003 (the "Exercise Period"), by delivery of a written notice of exercise to each of the Investors, within such Exercise Period, irrevocably exercise the Put Option.

          (b)   If not exercised, the Put Option shall expire automatically and without any further action upon the expiration of the Exercise Period. Failure to give notice of exercise within the Exercise Period shall be conclusive evidence of the Company's determination not to exercise the Put Option.

        Section 1.3    Closing.    At the closing of the transactions contemplated by this Agreement, the Investors shall deliver to the Company the Option Price which shall be used by the Company to satisfy the Mortgage and any payments due pursuant to it, and the Company shall deliver to the Investors documents evidencing payment in full and release of all obligations pursuant to the Mortgage. In addition, the Company and the Investors shall execute and deliver to each other: (a) a contract of sale for the sale of the Hanover Facility by the Company to the Investors and (b) a lease for the lease of the Hanover Facility by the Investors to the Company, each substantially on the terms set forth on Exhibit C hereto and otherwise in form and substance reasonably satisfactory to the parties; and (c) any other documents necessary to effectuate the transactions contemplated by this Agreement. The closing of the transactions contemplated hereunder shall take place on the tenth business day after the Investors' receipt of the Company's notice of exercise.

        Section 1.4.    Obligations of the Investors.    Each Investor shall bear its pro rata share of the Option Price. The "pro rata share" of each Investor shall equal such Investor's pro rata share of the Warrants granted hereunder and shall be in the aggregate amount set forth next to each Investor's name on Exhibit D hereto. Upon exercise of the Put Option and consummation of the transactions described in this Agreement the Investors shall hold fee title to the Hanover Facility, or shall hold an interest in a single purpose entity formed, owned and operated by the Investors to hold fee title to the Hanover Facility, according to their pro rata share.

        SECTION 2.    MISCELLANEOUS

        Section 2.1.    Representations, Warranties and Covenants of the Company.    The Company represents and warrants to the Investors that the Company holds the Hanover Facility free and clear of any pledges, liens security interests, claims or other encumbrances of any kind except as set forth in the Mortgage. The Company covenants that, during the Exercise Period, the Company will not cause or suffer to exist any pledges, liens security interests, claims or other encumbrances of any kind except as currently exist in the Mortgage.

        Section 2.2.    Remedies.    If any party to this Agreement shall default on its obligations hereunder, the non-defaulting parties shall be entitled, in their sole discretion, to demand specific performance (without the need for posting of any bond or furnishing any other security or showing actual damage). If any Investor defaults on its obligations hereunder, the defaulting Investor shall forfeit all rights to the Warrants, and any Warrant issued to such defaulting Investor shall be returned to and cancelled by the Company.

        Section 2.3.    Amendments and Waivers.    No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

        Section 2.4    Notices.    All notices and other communications pursuant to this Agreement shall be in writing and mailed or sent to the other party at its address set forth on the signature page below or at such other address as shall be designated by such party in a written notice to the other party.

        Section 2.5    Governing Law; Venue.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws thereof. Any dispute between the parties in connection with the subject matter of this Agreement shall be resolved in the federal or New York State courts located in New York City.

        Section 2.6    Headings.    The descriptive headings contained herein are for convenience only and shall not effect in any way the meaning or interpretation of this Agreement.

        Section 2.7    Assignment.    This Agreement and the Put Option are personal to the Company, and may not be assigned by it without express prior written consent by the Investors specifically referring to this Agreement.

        Section 2.8    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        [END OF TEXT]

        IN WITNESS WHEREOF, the parties have caused this Put Option Agreement to be duly executed on the day and year first written above.

dELiA*s Corp.
By:	/s/ STEPHEN I. KAHN	/s/ STEPHEN I. KAHN
Name:	Stephen I. Kahn	Stephen I. Kahn
Title:	Chairman and CEO	Address:	c/o dELiA*s 435 Hudson St., NY, NY 10014
Address for notice purposes:		/s/ GERALDINE KARETSKY
	435 Hudson Street	Geraldine Karetsky
	New York, New York 10014	Address:	c/o dELiA*s 435 Hudson St., NY, NY 10014
/s/ EVAN GUILLEMIN Evan Guillemin
		Address:	c/o dELiA*s 435 Hudson St., NY, NY 10014
/s/ CHRISTOPHER C. EDGAR Christopher C. Edgar
		Address:	c/o dELiA*s 435 Hudson St., NY, NY 10014

Exhibit A

Form of Warrant

Exhibit B

Warrant Grants

Investors	Number of shares of Class A Common Stock, par value $0.1 per share for which warrant is redeemable
Stephen I. Kahn	333,333
Geraldine Karetsky	222,222
Evan Guillemin	16,667
Christopher C. Edgar	27,778

Exhibit C

Term Sheet for Contract of Sale and Lease

Exhibit D

Investors' Obligations

Investors	Obligation
Stephen I. Kahn	1,666,800
Geraldine Karetsky	1,111,200
Evan Guillemin	83,400
Christopher C. Edgar	130,600

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  EXHIBIT 10.53